EXHIBIT 99.1

ChinaCast Education Corporation Announces Results for the Third Quarter Ended September 30, 2007

Net Income Increases 66% Year-Over-Year

BEIJING, Nov. 13, 2007 (PRIME NEWSWIRE) -- Education Corporation ("ChinaCast or the Company") (Nasdaq:CAST), one of the leading e-learning and training services providers in China, today announced its unaudited financial results for the third quarter ended September 30, 2007.

Highlights for the Third Quarter Ended September 30, 2007(1):

 * Revenue increased by 25% year-over-year to RMB46.0 million (US$6.1 million) from RMB36.9 million in the same period of the prior fiscal year.

 * Net income increased by 66% year-over-year to RMB16.8 million (US$2.2 million) from RMB10.2 million in the same period of the prior fiscal year.

 * Basic and diluted earnings per share were RMB0.62 (US$0.08) and
   RMB0.61 (US$0.08) respectively.

 * Opened 8 new Daily English learning centers in Beijing, the company's first bricks and mortar schools, subsequent to the acquisition of the
   Modern English brand, and in so doing became a player in the market for language training in China valued at $2 billion annually.

 * Announced MOU to acquire a 51% stake in Wuhan Media and Communications
   College, the company's first post-secondary educational institution acquisition.

In addition, listing of ChinaCast shares, warrants and units on the NASDAQ Stock Market commenced on October 29, 2007, under the new tickers, CAST, CASTW and CASTU respectively.

Ron Chan, Chairman and Chief Executive Officer of ChinaCast Education Corporation commented: "We are very pleased with the strong revenue and net income growth of our core e-learning and training business for the third quarter and first nine months of the year. This quarter marked also our first entry into the bricks and mortar vocational training market with the establishment of eight new Daily English training schools in Beijing and the announcement of our first post-secondary educational school acquisition of Wuhan Media and Communications College.

The establishment of the Daily English training centers and the proposed acquisition of our first university are important milestones in our strategy to become one of the leading full-service, for-profit education companies in China. Our balance sheet remains strong and we will continue to actively seek acquisition targets in the post-secondary and vocational/career training segments that can expand and enhance the education services we offer.

We are also very pleased to have our shares commence trading on the NASDAQ Stock Market and hope that this will enhance the volume and tradability of ChinaCast shares thereby benefiting our shareholders."

Financial Results for the Third Quarter Ended September 30, 2007:

Total revenues for the third quarter came to RMB46.0 million (US$6.1 million), representing a 25% increase year-over-year. Service revenues, which are typically recurring in nature totalled RMB38.0 million (US$5.1 million) for the third quarter of 2007, up by 16% year-over-year. Equipment sales are most typically project based and carry lower margins. For the third quarter of 2007 equipment sales were RMB8.0 million (US$1.1 million), representing a 91% increase year-over-year.

ChinaCast Education also reports revenue broken out according to three different education sectors.

     In millions                  Third Quarter      First Nine Months
                              -------------------   -------------------
                              2007    2007   2006   2007    2007   2006
                              -----  -----  -----   -----  -----  -----
                               US$     RMB    RMB    US$     RMB    RMB
                              -----  -----  -----   -----  -----  -----
 Post-Secondary Distance
  Learning                    $ 2.4   17.6   13.3   $ 6.4   47.8   40.1
                              -----  -----  -----   -----  -----  -----
 K-12 Educational Content     $ 2.0   15.6   21.5   $ 6.5   49.1   57.5
                              -----  -----  -----   -----  -----  -----
 Vocational/Career Training   $ 1.7   12.8    2.1   $ 4.2   31.3   21.3
                              -----  -----  -----   -----  -----  -----
 Total Revenue                $ 6.1   46.0   39.6   $17.1  128.2  118.9
                              -----  -----  -----   -----  -----  -----

Revenues from the post-secondary education distance learning sector increased by 32% to RMB17.6 million ($US2.4 million) for the third quarter and were up by 19% at RMB47.8 million (US$6.4 million) for the first nine months of 2007. The total number of post-secondary students enrolled using the company's distance learning platforms grew to 121,000 at the close of the third quarter up 10% from the same period last year. This increase is attributed to the continuous growth of students enrolled in distance learning degree courses with the universities.

Revenues from the K-12 educational content delivery sector for the third quarter of 2007 came to RMB15.6 million (US$2.0 million) as compared with RMB21.5 million (US$2.7 million), a year-on-year decrease of 27%. For the first nine months of 2007 revenues from the K-12 educational content delivery sector were RMB49.1 million (US$6.5 million), a year-on-year drop of 15% owing to a drop in equipment sales compared with last year although the number of subscribing schools remained stable at 6,500.

Revenues from the vocational/career training business showed the most dramatic growth in the third quarter of 2007 with revenues totalling RMB12.8 million (US$1.7 million), up five fold from the third quarter of 2006. For the first nine months of 2007, revenues from this business line totalled RMB31.3 million, (US$4.2 million), which amounted to a 47% increase over the first nine months of 2006. The establishment of the Daily English language training service partly explains the stronger revenues, having contributed RMB2.9 million (US$0.4 million) to third quarter revenues in 2007, plus equipment sales were higher for the quarter.

Cost of sales for the third quarter amounted to RMB20.1 million (US$2.7 million) representing 53% increase year-on-year due to higher equipment sales and the opening of eight new Daily English language training centers. The gross profit for the third quarter was RMB25.9 million (US$3.5 million) representing a year-on-year increase of 9%.

Total operating expenses for the quarter were RMB10.1 million (US$1.4 million), a 3% increase year-over-year. Increases in selling and administrative expenses were offset by an increase in the management service fee.

Income before income taxes for the third quarter amounted to RMB21.9 million (US$2.9 million) representing a 25% increase year-on-year.

Net income for the third quarter increased to RMB16.8 million (US$2.2 million) representing a 66% increase year-on-year. The increase is mainly due to the increase in service revenues as well as the drop in losses attributable to discontinued operations.

Highlighted below are the earnings per share and share counts for the third quarter and first nine months of 2007 and the corresponding periods of 2006.

 Per Share Data                            Third Quarter
                             ----------------------------------------
                                 2007          2007           2006
                             ----------    -----------    -----------
                                 USD           RMB            RMB
                             ----------    -----------    -----------
 Earnings per share (Basic)        0.08           0.62           0.61
                             ----------    -----------    -----------
 Share count (Basic)         27,266,564     27,266,564     16,657,872
                             ----------    -----------    -----------
 Earnings per share (Diluted)      0.08           0.61           0.58
                             ----------    -----------    -----------
 Share count  (Diluted)      27,783,672     27,783,672     17,406,787
                             ----------    -----------    -----------

                                         First Nine Months
                             ----------------------------------------
                                 2007          2007           2006
                             ----------    -----------    -----------
                                 USD           RMB            RMB
                             ----------    -----------    -----------
 Earnings per share (Basic)        0.22           1.67           1.62
                             ----------    -----------    -----------
 Share count (Basic)         26,315,541     26,315,541     16,657,872
                             ----------    -----------    -----------
 Earnings per share (Diluted)      0.21           1.60           1.55
                             ----------    -----------    -----------
 Share count  (Diluted)      27,469,901     27,469,901     17,389,605
                             ----------    -----------    -----------

Financial Results for the Nine Months Ended September 30, 2007:

Total revenues for the nine months ended September 30, 2007, amounted to RMB128.2 million (US$17.1 million), representing an 8% increase year-over-year.

Cost of sales for the nine months ended September 30, 2007, amounted to RMB55.7 million (US$7.4 million) representing a 3% decrease year-on-year, primarily due to a decrease in equipment sales.

Total operating expenses for the nine months ended September 30, 2007, amounted to RMB25.2 million (US$3.4 million), a 19% increase year-over-year.

Overall, income before income taxes for the nine months ended September 30, 2007, amounted to RMB60.2 million (US$8.0 million) representing a 29% increase year-on-year.

Net income for the nine months ended September 30, 2007, increased to RMB43.9 million (US$5.9 million) representing a 63% increase year-on-year.

Cash and bank balances together with term deposits increased to RMB735.3 million (US$98.0 million) as of September 30, 2007.

Outlook for the Fiscal Year Ending December 31, 2007

ChinaCast expects its total revenue to be in the range of RMB187.5 million (US$25.0 million) to RMB195.0 million (US$26.0 million) and its net income, excluding share-based compensation expenses, to be in the range of RMB52.5 million (US$7.0 million) to RMB56.3 million (US$7.5 million) for the fiscal year ending December 31, 2007. This forecast reflects ChinaCast's current and preliminary view, actual results may differ materially.

Conference Call Information

A conference call to discuss the third quarter financial results, operating performance and business outlook will be held on Wednesday, November 14, 2007, at 8:30 am ET. The discussion will feature remarks by Ron Chan, Chairman and CEO, and Tony Sena, CFO.

 Conference Call Information
 Date: Wednesday, November 14, 2007
 Time: 8:30 am ET*

 Conference Dial In Numbers:
 US/Canada Toll Free: 1 877 874 1588
 International: +1 719-325-4832

 Live Webcast:
 www.chinacasteducation.com
 *ET=US Eastern Daylight Savings Time

 Replay Details
 The replay will be available from 11:00 pm ET* Wednesday
 November 14, 2007 until midnight ET* November 28, 2007

 Conference Replay Dial In Numbers:
 US/Canada Toll Free: 1 888-203-1112
 International: +1 719 457-0820
 Pass Code: 9542103
 Web Replay: www.chinacasteducation.com

Please access the website approximately 10 minutes prior to the start time in order to download a copy of the company's second quarter results presentation and to install any necessary software.

About ChinaCast Education Corporation

Established in 1999 with offices in Beijing and Shanghai, ChinaCast is one of the PRC's leading publicly listed e-learning and private education service providers. The Company provides its education services in three main education segments: post-secondary, K-12 and vocational/career. These services include interactive distance learning applications, multimedia education content, English language training and vocational/career training courses. The company is listed on the NASDAQ with the ticker symbol CAST.

Cautionary Statement for Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995

This press release may contain statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements express our current expectations or forecasts of possible future results or events, including projections of future performance, statements of management's plans and objectives, future contracts, and forecasts of trends and other matters. These projections, expectations and trends are dependent on certain risks and uncertainties including such factors, among others, as growth in demand for education services, smooth and timely implementation of new training centers and other risk factors listed in the company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006. Forward-looking statements speak only as of the date of this filing, and we undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur. You can identify these statements by the fact that they do not relate strictly to historic or current facts and often use words such as "anticipate," "estimate," "expect," "believe," "will likely result," "outlook," "project" and other words and expressions of similar meaning. No assurance can be given that the results in any forward-looking statements will be achieved and actual results could be affected by one or more factors, which could cause them to differ materially. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act.

                   CHINACAST EDUCATION CORPORATION
     CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
              (In thousands, except share-related data)

                                        For the three months ended
                                               September 30,
                                  ------------------------------------
                                     2007         2007          2006
                                  ----------   ----------   ----------
                                      US$          RMB          RMB
 Revenues:
    Service                            5,066       37,992       32,652
    Equipment                          1,072        8,038        4,213
                                  ----------   ----------   ----------
                                       6,138       46,030       36,865
                                  ----------   ----------   ----------
 Cost of revenues:
    Service                           (1,624)     (12,178)      (8,660)
    Equipment                         (1,062)      (7,967)      (4,521)
                                  ----------   ----------   ----------
                                      (2,686)     (20,145)     (13,181)
                                  ----------   ----------   ----------
 Gross profit                          3,452       25,885       23,684
                                  ----------   ----------   ----------
 Operating (expenses) income:
 Selling and marketing expenses         (231)      (1,713)        (653)
 General and administrative
   expenses                           (1,657)     (12,425)      (9,657)
 Foreign exchange loss                  (149)      (1,114)        (817)
 Management service fee                  685        5,138        1,316
                                  ----------   ----------   ----------
 Total operating expenses, net        (1,352)     (10,132)      (9,811)
                                  ----------   ----------   ----------
 Income from operations                2,100       15,753       13,873
 Interest income                         819        6,140        3,632
 Interest expense                         (1)          (4)          (4)

 Income before provision for income
   taxes, earnings in equity
   investments, and minority
   interest                            2,918       21,889       17,501
 Provision for income taxes             (604)      (4,527)      (3,497)
                                  ----------   ----------   ----------
 Net income before earnings in
   equity investments, minority
   interest, and discontinued
   operations                          2,314       17,362       14,004
 Earnings in equity investments          (31)        (232)        (318)
 Minority interest                       (39)        (295)      (2,584)
                                  ----------   ----------   ----------
 Income from continuing operations     2,244       16,835       11,102
                                  ----------   ----------   ----------
 Discontinued operations:
 Loss from discontinued operations        --           --          205
 Minority interest in discontinued
   operations                             --           --       (1,152)
                                  ----------   ----------   ----------
 Loss on discontinued operations          --           --         (947)
                                  ----------   ----------   ----------
 Net income                            2,244       16,835       10,155
                                  ==========   ==========   ==========
 Net income per share
    Basic                               0.08         0.62         0.61
                                  ==========   ==========   ==========
    Diluted                             0.08         0.61         0.58
                                  ==========   ==========   ==========
 Weighted average shares used
  in computation:
    Basic                         27,266,564   27,266,564   16,657,872
                                  ==========   ==========   ==========
    Diluted                       27,783,672   27,783,672   17,406,787
                                  ==========   ==========   ==========

                                        For the nine months ended
                                              September 30,
                                  ------------------------------------
                                     2007          2007         2006
                                  ----------   ----------   ----------
                                      US$          RMB          RMB
 Revenues:
    Service                           14,135      106,014       91,464
    Equipment                          2,953       22,144       27,442
                                  ----------   ----------   ----------
                                      17,088      128,158      118,906
                                  ----------   ----------   ----------
 Cost of revenues:
    Service                           (4,436)     (33,267)     (30,254)
    Equipment                         (2,984)     (22,378)     (27,115)
                                  ----------   ----------   ----------
                                      (7,420)     (56,645)     (57,369)
                                  ----------   ----------   ----------
 Gross profit                          9,668       72,513       61,537
                                  ----------   ----------   ----------
 Operating (expenses) income:
 Selling and marketing expenses         (599)      (4,496)      (1,712)
 General and administrative
   expenses                           (4,456)     (33,423)     (26,573)
 Foreign exchange loss                  (568)      (4,257)      (1,068)
 Management service fee                2,262       16,967        8,147
                                  ----------   ----------   ----------
 Total operating expenses, net        (3,361)     (25,209)     (21,206)
                                  ----------   ----------   ----------
 Income from operations                6,307       47,304       40,331
 Interest income                       1,728       12,962        6,232
 Interest expense                         (4)         (34)         (14)

 Income before provision for income
   taxes, earnings in equity
   investments, and minority
   interest                            8,031       60,232       46,549
 Provision for income taxes           (1,674)     (12,559)      (8,758)
                                  ----------   ----------   ----------
 Net income before earnings in
   equity investments, minority
   interest, and discontinued
   operations                          6,357       47,673       37,791
 Earnings in equity investments          (95)        (711)        (704)
 Minority interest                      (363)      (2,719)      (6,845)
                                  ----------   ----------   ----------
 Income from continuing operations     5,899       44,243       30,242
                                  ----------   ----------   ----------
 Discontinued operations:
 Loss from discontinued operations       (19)        (139)      (1,235)
 Minority interest in discontinued
   operations                            (30)        (230)      (2,067)
                                  ----------   ----------   ----------
 Loss on discontinued operations         (49)        (369)      (3,302)
                                  ----------   ----------   ----------
 Net income                            5,850       43,874       26,940
                                  ==========   ==========   ==========
 Net income per share
    Basic                               0.22         1.67         1.62
                                  ==========   ==========   ==========
    Diluted                             0.21         1.60         1.55
                                  ==========   ==========   ==========
 Weighted average shares used
  in computation:
    Basic                         26,315,541   26,315,541   16,657,872
                                  ==========   ==========   ==========
    Diluted                       27,469,901   27,469,901   17,389,605
                                  ==========   ==========   ==========

                    CHINACAST EDUCATION CORPORATION
           CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
               (In thousands, except share-related data)

                                         As of                 As of
                                        Sept 30,              Dec 31,
                                          2007                 2006
                                 ----------------------      --------
                                   US$            RMB          RMB
 Assets
 Current assets:
    Cash and cash
     equivalents                   41,034       307,752       278,067
    Term deposits                  57,006       427,543       442,921
    Accounts receivable,
     net of allowance of
     RMB148 for both 2007
     and 2006, respectively         4,406        33,048        41,692
    Inventory -- satellite
     communication related
     equipment and equipment
     accessories                      431         3,231         3,067
    Prepaid expenses and
     other current assets             865         6,491         5,199
    Amounts due from
     related parties                  245         1,838         2,583
                                 --------      --------      --------
 Total current assets             103,987       779,903       773,529
 Non-current deposits                 147         1,099            --
 Property and equipment,
  net                               1,427        10,705        14,332
 Acquired intangible assets,
  net                               2,979        22,345        14,028

 Long-term investments              1,779        13,339         5,114
 Deferred tax assets                    6            43           172
 Non-current advances to a
  related party                    16,285       122,139       129,866
 Goodwill                             259         1,943         3,538
                                 --------      --------      --------
 Total assets                     126,869       951,516       940,579
                                 ========      ========      ========
 Liabilities, minority
  interest, and
  shareholders' equity
 Current liabilities:
    Accounts payable                1,372        10,287        16,403
    Accrued expenses and
     other current
     liabilities                   10,302        77,260        96,204
    Amounts due to related
     parties                           24           183         4,469
    Income taxes payable            3,823        28,671        42,769
    Current portion of
     capital lease
     obligation                         9            70           146
                                 --------      --------      --------
 Total current liabilities         15,530       116,471       159,991
                                 --------      --------      --------
 Non-current liabilities:
    Capital lease
     obligation, net of
     current portion                   --            --            37
    Unrecognized tax
     benefits                       3,453        25,899            --
                                 --------      --------      --------
 Total non-current
  liabilities                       3,453        25,899            37
                                 --------      --------      --------
 Total liabilities                 18,983       142,370       160,028
                                 --------      --------      --------
 Minority interest                  2,665        19,990       145,501
                                 --------      --------      --------

 Shareholders' equity:
    Ordinary shares
     (US$0.0001 par value;
     100,000,000 shares
     authorized in 2007 and
     2006; 27,292,641 and
     23,140,702 shares
     issued and outstanding
     in 2007 and 2006,
     respectively)                      3            21            18
    Additional paid-in
     capital                      102,513       768,844       653,000
    Statutory reserve               1,156         8,670         9,721
    Accumulated other
     comprehensive loss              (787)       (5,899)       (2,762)
    Accumulated deficit             2,336        17,520       (24,927)
                                 --------      --------      --------
 Total shareholders' equity       105,221       789,156       635,050
                                 --------      --------      --------
 Total liabilities, minority
  interest, and
  shareholders' equity            126,869       951,516       940,579
                                 ========      ========      ========

                    CHINACAST EDUCATION CORPORATION
      CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
                            (In thousands)

                                       For the nine months ended
                                             September 30,
                                 ------------------------------------
                                   2007          2007          2006
                                 --------      --------      --------
                                    US$           RMB           RMB
 Cash flows from operating
  activities:
 Net income                         5,850        43,874        26,940
 Adjustments to reconcile
  net income to net cash
  (used in) provided by
  operating activities:
    Minority interest in
     continuing operations            363         2,719         6,845
    Minority interest in
     discontinued operations           30           230         2,067
    Depreciation and
     amortization                     517         3,878         9,261
    Amortization of deferred
     share-based
     compensation                      71           530         1,181
    Loss on disposal of
     property, plant and
     equipment                         --            --             7
    Earnings in equity
     investments                       95           711           704

 Changes in assets and
  liabilities:
    Accounts receivable               747         5,604        (3,578)
    Inventory                         (22)         (164)         (747)
    Prepaid expenses and
     other current assets            (237)       (1,779)          877
    Amounts due from related
     parties                           99           745         7,047
    Accounts payable                 (635)       (4,761)        5,595
    Accrued expenses and
     other current
     liabilities                   (5,605)      (42,039)       (2,024)
    Amount due to related
     parties                          (15)         (115)          187
    Income taxes payable              547         4,098         7,870
    Deferred tax assets                17           129           130
    Unrecognised tax
     benefits                         459         3,443          --
                                 --------      --------      --------
 Net cash (used in) provided
  by operating activities           2,281        17,103        62,362
                                 --------      --------      --------
 Cash flows from investing
  activities:
 Repayment from advance to
  related parties                   1,223         9,170        21,812
 Advance to related parties          (193)       (1,443)           --
 Return of deposit for the
  purchase of equipment                --            --         2,800
 Deposits for business
  acquisition                          --            --       (10,000)
 Purchase of property and
  equipment                          (206)       (1,548)         (973)
 Term deposits                      2,050        15,378      (156,473)
 Advance received from
  disposal of cost method
  investment                        1,600        12,000            --
 Proceeds from disposal of
  discontinued operations,
  net of cash
   disposed of                     (1,215)       (9,113)           --
                                 --------      --------      --------
 Net cash provided by (used
  in) investing activities          3,259        24,444      (142,834)
                                 --------      --------      --------
 Cash flows from financing
  ctivities:
 Repayment of capital lease
  obligation                          (15)         (111)         (111)
 Repayment of advances from
  related parities                   (567)       (4,251)           --
 Capital distribution              (1,354)      (10,155)         (111)
 Cash used in financing
  activities                         (772)       (5,793)           --
                                 --------      --------      --------
 Effect of foreign exchange
  rate changes                       (228)       (1,707)           (5)
 Net increase (decrease) in
  cash and cash equivalents         3,958        29,685       (80,588)
 Cash and cash equivalents
  at beginning of the period       37,076       278,067       120,368
                                 --------      --------      --------
 Cash and cash equivalents
  at end of the period             41,034       307,752        39,780
                                 ========      ========      ========

 (1) Dollar values are calculated at the exchange rate of
     US$1=RMB7.5 for the third quarter and first nine months
     of 2007.

CONTACT:  ChinaCast Education Corporation
          Michael J. Santos, Chief Marketing Officer & Investor Relations
           Officer
          (86-10) 6566-7788
          mjsantos@chinacasteducation.com
          IR Home Page: http://www.chinacasteducation.com
          15/F Ruoy Chai Building, No. 8 Yong An-Dongli
          Jianguomenwai Avenue
          Beijing 100022, PRC

          Advanced Investor Relations, L.L.C.
          US Investor Relations Contact:
          Miranda Weeks
          (703) 485-6067
          miranda@advancedinvestorrelations.com